FOR IMMEDIATE RELEASE

FISKER NAMES ANGEL SALINAS AS CHIEF ACCOUNTING OFFICER

LOS ANGELES (Jan. 8, 2024) – Fisker Inc. (NYSE: FSR) ("Fisker"), driven by a mission to create the world's most emotional and sustainable electric vehicles, today announced that Angel Salinas has been named Chief Accounting Officer, effective immediately. Salinas will report to CFO Dr. Geeta Gupta-Fisker.

"I'm excited to join Fisker at such an exciting point in its history and looking forward to working with executive leadership and the accounting team to help manage the continued rapid growth the company expects to experience in 2024 and beyond," Salinas said.

Salinas comes to Fisker after more than two decades at PricewaterhouseCoopers, most recently as an Assurance Partner, where he served as audit signing partner on numerous clients and oversaw audit teams in the United States, Canada, India, Mexico, and Argentina. Throughout his career at PwC, Salinas has focused on complicated audit, compliance, and regulatory matters, leading large teams of accounting professionals.

Salinas currently holds a CPA in Texas and Colorado and is a graduate of the University of Houston. In connection with his new appointment at Fisker, Salinas has relocated from Texas to California.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by designing and developing individual mobility in alignment with nature. Passionately driven by a vision of a clean future for all, the company is on a mission to create the world's most sustainable

and emotional electric vehicles. To learn more, visit Fiskerinc.com and enjoy exclusive content across Fisker's social media channels:
Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play .

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Contact:

European Media:
Press.europe@fiskerinc.com

US Media
Fisker@GODRIVEN360.com

Customer service: Support@fiskerinc.com

Fisker Inc. Communications:

Matthew DeBord
VP, Communications
mdebord@fiskerinc.com

Franziska Queling
Regional Head of Public Relations Europe
fqueling@fiskerinc.com

Investor Relations:
Frank Boroch, VP of Investor Relations
fboroch@fiskerinc.com

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the quotation of our CEO, the statements regarding the planned launch timing, pricing, delivery, production, and estimated range of the Fisker Ocean, the planned timing of the opening of Fisker facilities, the Company's future performance, expansion of operations, software updates, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna or tier-one suppliers in order to execute on its business plan; the

risk that OEM and supply partners do not meet agreed-upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors", filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.